Exhibit 32

CERTIFICATION

This Report on Form 10-Q of The Community Financial Corporation (the “Company”) for the quarter ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

THE COMMUNITY FINANCIAL CORPORATION

Date: May 3, 2017	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

Date: May 3, 2017	By:	/s/ Todd L. Capitani
Todd L. Capitani
Chief Financial Officer